EXHIBIT 10.1

December 13, 2016
Paul L. Howes
Newpark Resources, Inc.
President & Chief Executive Officer
9320 Lakeside Boulevard, Suite 100
The Woodlands, TX 77381
Re: Extension of salary reduction
Dear Paul:
This letter sets forth the terms of our agreement relating to the extension of the 10% reduction of your annualized Base Salary and the corresponding adjustment to your incentive compensation under the 2010 Annual Cash Incentive Plan (the “ACIP”) as set forth in the Amendment to the Employment Agreement, dated February 16, 2016 (the “Amendment”), between you and Newpark Resources, Inc. (“Company”). Capitalized terms not defined herein shall have the same meanings ascribed to them in the Amendment and the Employment Agreement, dated December 31, 2008, between you and the Company (the “Employment Agreement”). The terms of our agreement with regard to the extension are as follows:

1.	The 10% reduction to your annualized Base Salary as set forth in the Amendment will continue in effect through March 31, 2017.

2.	Beginning March 1, 2016, your annualized Base Salary will be Six Hundred Seventy-Five Thousand Dollars and No Cents ($675,000.00).

3.	Your Base Salary for purposes of calculating payments under the ACIP will likewise be adjusted through March 31, 2017 to reflect this 10% reduction in your annualized Base Salary.

4.
If your employment is terminated prior to March 31, 2017 pursuant to Section 2.3 of the Employment Agreement, your payment provided for in Section 2.3(b)(i) and the calculation of the “Performance Target” set forth in Section 2.3(b)(ii) will be based upon your $750,000.00 annualized Base Salary and not on your Base Salary at the time of termination of $675,000.00.

5.
If your employment is terminated prior to March 31, 2017 pursuant to Section 2.7 of the Employment Agreement, your payment provided for in Section 2.7(a)(i) and the calculation of the “Performance Target” set forth in Section 2.7(a)(ii) will be based upon your $750,000.00 annualized Base Salary and not on your Base Salary at the time of termination of $675,000.00.

Newpark Resources, Inc. ñ 9320 Lakeside Blvd, Suite 100, The Woodlands, Texas 77381 ñ (281) 362-6800 ñ FAX (281) 362-6801

6.
This 10% reduction in your annualized Base Salary and the corresponding adjustment to your incentive compensation under the ACIP do not constitute “Good Reason” for any purpose under the Employment Agreement including, without limitation, Section 2.1 and Section 2.3 of the Employment Agreement, or a termination by the Company.

Except for the foregoing modifications, the Amendment and the Employment Agreement will remain in full force and effect in accordance with its terms.

Sincerely,

Newpark Resources, Inc.

By:	/s/ Mark J. Airola
Name:	Mark J. Airola
Title:	Senior VP, General Counsel
and Chief Administrative Officer

Agreed to and accepted this 13th day of December, 2016.

/s/ Paul L. Howes
Paul L. Howes

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